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As filed with the Securities and Exchange Commission on February 3, 2016.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EGALET CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-2767540 (I.R.S. Employer Identification Number)

460 E. Swedesford Road
Suite 1050
Wayne, PA 19087
(610) 833-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Robert S. Radie
President and Chief Executive Officer
Egalet Corporation
460 E. Swedesford Road
Suite 1050
Wayne, PA 19087
(610) 833-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David S. Rosenthal, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

               If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

               If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

               If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

               Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(1)

Common Stock, $0.001 par value per share(4)(10)	—	—	—	—

Preferred Stock, $0.001 par value per share(5)(10)	—	—	—	—

Warrants(6)(10)	—	—	—	—

Debt Securities(7)(10)	—	—	—	—

Rights to purchase common stock, preferred stock, debt securities or units(8)(10)	—	—	—	—

Units(9)(10)	—	—	—	—

TOTAL	$150,000,000	100%	$150,000,000(11)	$15,105

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.

(2)
The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4)
Subject to note (11) below, there is being registered an indeterminate number of shares of common stock.

(5)
Subject to note (11) below, there is being registered an indeterminate number of shares of preferred stock.

(6)
Subject to note (11) below, there is being registered hereunder an indeterminate amount and number of warrants. The warrants may represent the right to purchase shares of common stock, shares of preferred stock or debt securities.

(7)
Subject to note (11) below, there is being registered an indeterminate principal amount of debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

(8)
Subject to note (11) below, there is being registered an indeterminate number of rights that may represent a right to purchase common shares, preferred shares, debt securities or units.

(9)
Subject to note (11) below, there is being registered an indeterminate number of units. Each unit will be issued under a unit agreement and will represent an interest in a combination of one or more of the securities registered hereunder.

(10)
Subject to note (11) below, this registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the shares of preferred stock or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the shares of preferred stock or warrants.

(11)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $150,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units. Such amount represents the offering price of any shares of common stock or shares of preferred stock, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the issue price of any securities issuable upon the exercise of rights. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be equal to any such greater principal amount due at maturity, such aggregate principal amount not to exceed $150,000,000 less the value of securities previously issued hereunder. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 3, 2016

PROSPECTUS

$150,000,000

EGALET CORPORATION

Common Stock
Preferred Stock
Warrants
Debt Securities
Rights to Purchase Common Stock, Preferred Stock,
Debt Securities or Units
Units

        We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants, debt securities and rights to purchase common stock, preferred stock, debt securities or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of up to $150,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

        Our common stock is listed on the NASDAQ Global Market under the symbol "EGLT." On February 2, 2016, the closing price of our common stock was $8.12.

        Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See "Risk Factors" on page 4 of this prospectus.

        We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2016

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading "Information Incorporated by Reference."

        The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room, as discussed below under the heading "Where You Can Find More Information."

        You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

        We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See "Plan of Distribution."

        The terms "Egalet," the "Company," "our," "us" and "we," as used in this prospectus, refer to Egalet Corporation and its wholly-owned subsidiaries, unless we state otherwise or the context indicates otherwise.

 EGALET CORPORATION

        We are a fully integrated specialty pharmaceutical company developing, manufacturing and commercializing innovative medicines for patients with acute and chronic pain while helping to protect physicians, families and communities from the burden of prescription abuse. We are marketing two innovative pain products, SPRIX® (ketorolac tromethamine) Nasal Spray and OXAYDOTM (oxycodone HCI, USP) tablets for oral use only—CII. SPRIX Nasal Spray, a non-steroidal anti-inflammatory drug ("NSAID"), is indicated in adult patients for the short-term (up to five days) management of moderate to moderately severe pain that requires analgesia at the opioid level. OXAYDO is the first and only approved immediate-release ("IR") oxycodone product formulated to deter abuse via snorting, for the management of acute and chronic moderate to severe pain where an opioid is appropriate.

        In addition, using our proprietary Guardian™ Technology, we are developing a pipeline of clinical-stage, opioid-based product candidates that are specifically designed to deter abuse by physical and chemical manipulation. On December 15, 2015, we submitted a new drug application for our product candidate ARYMO (morphine sulfate) extended-release tablets for the management of pain sever enough to require daily, around-the-clock opioid treatment and for which alternative treatments are inadequate. We plan to submit an NDA for our second product candidate, an abuse-deterrent, extended release oxycodone, in mid-2017. We plan to file an IND in the second half of 2016 for our third product candidate, an abuse-deterrent stimulant. Our Guardian Technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple active pharmaceutical ingredients with similar or different release profiles and offers us a number of long-term growth opportunities.

        Our filings with the SEC are posted on our website at www.egalet.com. The information found on our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by visiting the SEC's Public Reference Room at 100 F Street NE, Washington DC 20549, or by calling the SEC at 1-800-SEC-0330 or by accessing the SEC's website at www.sec.gov.

 FORWARD-LOOKING STATEMENTS

        This registration statement on Form S-3 contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. We may, in some cases, use terms such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements appear in a number of places throughout this registration statements and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, our ability to successfully commercialize Sprix and OXAYDO, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, our intellectual property position, the degree of clinical utility of our products, particularly in specific patient populations, our ability to develop commercial functions, expectations regarding clinical trial data, our results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

        Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings, which are incorporated by reference into this prospectus, could harm our business, prospects, operating results, and financial condition.

RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which include, but are not limited to, providing financing for clinical trials, acquisitions, capital expenditures, additions to working capital and expanding our commercial sales and marketing infrastructure or other corporate obligations.

 DESCRIPTION OF CAPITAL STOCK

        The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our Third Amended and Restated Certificate of Incorporation, as amended (our "Certificate of Incorporation"), and our Amended and Restated Bylaws (our "Bylaws"), copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Certificate of Incorporation and our Bylaws, see "Where You Can Find More Information."

Common Stock

General

        Our Certificate of Incorporation provides the authority to issue 75,000,000 shares of common stock, par value $0.001 per share. At February 2, 2016, there were 25,045,554 shares of common stock outstanding. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights, preferences and privileges of the holders of shares of any series of preferred stock that we have issued or may issue in the future.

Voting Rights

        The holders of our common stock are entitled to one vote per share on any matter to be voted upon by our stockholders. Our Certificate of Incorporation does not permit cumulative voting in connection with the election of directors.

Dividends

        The holders of our common stock are entitled to dividends, if any, as our Board of Directors may declare from time to time from funds legally available for that purpose, subject to the holders of other classes of stock, if any, at the time outstanding having prior rights as to dividends, if any.

Liquidation Rights

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of creditors, subject to any prior liquidation distribution rights of holders of other classes of stock, if any, at the time outstanding.

Miscellaneous

        Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. The outstanding shares of our common stock are, and the shares of common stock to be offered hereby when issued will be, validly issued, fully paid and non-assessable.

NASDAQ Listing

        Our common stock is listed on the NASDAQ Global Market under the symbol "EGLT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. whose address is 44 West Lancaster Avenue, Ardmore, PA 19003.

Preferred Stock

General

        Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date of this prospectus. We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

        The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or change in control.

        The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  •
  the series designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  •
  the offering price;

  •
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  •
  any redemption or sinking fund provisions;

  •
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

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  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

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  the voting rights, if any, of shares of such series in addition to those set forth under the caption entitled, "Voting Rights" below;

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  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

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  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

  •
  the conditions and restrictions, if any, on the creation of Company indebtedness, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  •
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Voting Rights

        The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Transfer Agent and Registrar

        The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Other

        Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Delaware Law and Certain Provisions in our Certificate of Incorporation and our Bylaws

        The provisions of Delaware law and of our Certificate of Incorporation and our Bylaws discussed below could discourage or make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise, or to remove incumbent officers and directors. Our Board of Directors believes that these charter provisions are appropriate to protect our interests and the interests of our stockholders. A summary of these provisions is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law and our Certificate of Incorporation and our Bylaws.

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

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  at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a "business combination" to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any person that is:

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  the owner of 15% or more of the outstanding voting stock of the corporation;

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  an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

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  the affiliates and associates of the above.

        Certificate of Incorporation and Bylaws.    Under specific circumstances, Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation's certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

        Our Certificate of Incorporation and our Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

        Our Certificate of Incorporation and our Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the management of the Company.

        First, our Certificate of Incorporation provides that all stockholder actions must be effected at a duly called meeting of holders and not by a consent in writing.

        Second, our Bylaws provide that special meetings of the holders may be called only pursuant to a resolution adopted by a majority of the total number of authorized directors.

        Third, our Certificate of Incorporation provides that our Board of Directors can issue up to 5,000,000 shares of Preferred Stock without further action by our stockholders.

        Fourth, our Certificate of Incorporation and Bylaws provide for a classified Board of Directors in which approximately one-third of the directors are elected each year. Consequently, any potential acquirer would need to successfully complete two proxy contests in order to take control of our Board of Directors. As a result of the provisions of our Certificate of Incorporation and Delaware law, stockholders will not be able to cumulate votes for directors.

        Fifth, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the management of our company.

        Finally, our Certificate of Incorporation prohibits a business combination with an interested stockholder without the approval of the holders of 75% of all voting shares and the vote of a majority of the voting shares held by disinterested stockholders, unless it has been approved by a majority of the disinterested directors.

Indemnification

        We have included in our Certificate of Incorporation and our Bylaws provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Law, and to indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

        Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see "Where You Can Find More Information."

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

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  the terms for changes or adjustments to the exercise price of the warrants;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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  the dates on which the right to exercise the warrants commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  anti-dilution provisions of the warrants, if any;

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  redemption or call provisions, if any, applicable to the warrants;

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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  any other information we think is important about the warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of the warrants;

  •
  the terms for changes or adjustments to the exercise price of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

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  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

 DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

        As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an "indenture." An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders' rights against us if we default. There are some limitations on the extent to which the trustee acts on holders' behalf, described in the second paragraph under "Description of Debt Securities—Events of Default." Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

        Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

        A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

  •
  the designation or title of the series of debt securities;

  •
  the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

  •
  the percentage of the principal amount at which the series of debt securities will be offered;

  •
  the date or dates on which principal will be payable;

  •
  the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

  •
  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

  •
  the terms for redemption, extension or early repayment, if any;

  •
  the currencies in which the series of debt securities are issued and payable;

  •
  whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

  •
  the place or places of payment, transfer, conversion and/or exchange of the debt securities;

  •
  the provision for any sinking fund;

  •
  any restrictive covenants;

  •
  events of default;

  •
  whether the series of debt securities are issuable in certificated form;

  •
  any provisions for legal defeasance or covenant defeasance;

  •
  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

  •
  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

  •
  whether the debt securities are subject to subordination and the terms of such subordination;

  •
  any listing of the debt securities on any securities exchange;

  •
  if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

  •
  any other material terms.

        The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

        The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities ("offered debt securities") and any debt securities issuable upon conversion or exchange of other offered securities ("underlying debt securities") may be issued under the indenture in one or more series.

        For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

        Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "indenture securities." The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See "Description of Debt Securities—Resignation of Trustee" below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

        We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

        We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

        If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

        We will pay interest to the person listed in the applicable trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the "record date." Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest."

Events of Default

        Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term "Event of Default" in respect of the debt securities of any series means any of the following:

  •
  we do not pay the principal of, or any premium on, a debt security of the series on its due date;

  •
  we do not pay interest on a debt security of the series or of any coupon appertaining thereto within 30 days of its due date;

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  we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

  •
  we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

  •
  we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

  •
  any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders. However, if an Event of Default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue or debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

  Remedies if an Event of Default Occurs

        If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

        Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

        Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

  •
  the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

  •
  the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

  •
  the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

  Waiver of Default

        The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder's debt security, however, without the holder's approval.

Merger or Consolidation

        Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

  •
  if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

  •
  alternatively, we must be the surviving company;

  •
  immediately after the transaction no Event of Default will exist;

  •
  we must deliver certain certificates and documents to the trustee; and

  •
  we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we may make to an indenture and the debt securities issued thereunder.

  Changes Requiring Approval

        First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

  •
  change the stated maturity of the principal of or rate of interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

  •
  at any time after a change of control has occurred, reduce any premium payable upon a change of control;

  •
  change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

  •
  impair the right of holders to sue for payment;

  •
  adversely affect any right to convert or exchange a debt security in accordance with its terms;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

  •
  modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

  •
  change any obligation we have to pay additional amounts.

  Changes Not Requiring Approval

        The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

  Changes Requiring Majority Approval

        Any other change to the indenture and the debt securities may require the following approval:

  •
  if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

  •
  if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

        The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "Description of Debt Securities—Modification or Waiver—Changes Requiring Approval."

  Further Details Concerning Voting

        When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:

  •
  for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

  •
  for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

  •
  for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Description of Debt Securities—Defeasance—Legal Defeasance."

        We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.

        Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

  Covenant Defeasance

        We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance." In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders' debt securities. If applicable, a holder also would be released from the subordination provisions described under "Description of Debt Securities—Indenture Provisions—Subordination" below. In order to achieve covenant defeasance, we must do the following:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

  •
  We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

        If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

  Legal Defeasance

        As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "legal defeasance"), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and

  •
  We must deliver to the trustee a legal opinion and officers' certificate stating that all conditions precedent to legal defeasance have been complied with.

        If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under "Description of Debt Securities—Indenture Provisions—Subordination."

Resignation of Trustee

        Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money's worth.

        In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

        By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

        "Senior Indebtedness" will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

  •
  our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

  •
  renewals, extensions, modifications and refinancings of any of such indebtedness.

        The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

        We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

        Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

 DESCRIPTION OF RIGHTS

        The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

        We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

        The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

  •
  the title and aggregate number of the rights;

  •
  the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

  •
  if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

  •
  the number or a formula for the determination of the number of the rights issued to each stockholder;

  •
  the extent to which the rights are transferable;

  •
  in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

  •
  in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

  •
  the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

  •
  if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

  •
  the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

  •
  the effect on the rights of any merger, consolidation, sale or other disposition of our business;

  •
  the terms of any rights to redeem or call the rights;

  •
  information with respect to book-entry procedures, if any;

  •
  the terms of the securities issuable upon exercise of the rights;

  •
  if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

  •
  if applicable, a discussion of certain U.S. Federal income tax considerations; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

        Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

        Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

        We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

        Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

        We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

        Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see "Where You Can Find More Information."

        The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

  •
  the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

  •
  to or through one or more underwriters, initial purchasers, brokers or dealers;

  •
  through agents to investors or the public;

  •
  in short or long transactions;

  •
  through put or call option transactions relating to our common stock;

  •
  directly to agents or other purchasers;

  •
  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  though a combination of any such methods of sale; or

  •
  through any other method described in the applicable prospectus supplement.

        The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers or agents in connection with the offering, including:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities and the proceeds to us from the sale;

  •
  any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

  •
  any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

  •
  any delayed delivery arrangements;

  •
  any public offering price;

  •
  any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

  •
  any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

        We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly in transactions not involving underwriters, dealers or agents.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

        Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

        We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

 LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon for us by Dechert LLP, New York, New York.

EXPERTS

        The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The statements of assets acquired of SPRIX Nasal Spray (A Product Line of Luitpold Pharmaceuticals, Inc.), as of December 31, 2014 and March 31, 2014, and the related statements of net revenues and direct expenses for the periods then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the abbreviated financial statements of SPRIX Nasal Spray (A Product Line of Luitpold Pharmaceuticals, Inc.) contains an emphasis of matter paragraph that draws attention to Note 1 to the abbreviated financial statements, which describes that the abbreviated financial statements were prepared to present the SPRIX assets acquired by Egalet US, Inc. pursuant to a product acquisition agreement, and are not intended to be a complete presentation of SPRIX's assets and liabilities. The audit report was not modified with respect to this matter.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of these materials may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov. We maintain a website at www.egalet.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed "filed" with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

  1.
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 16, 2015;

  2.
  our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, as filed with the SEC on May 8, 2015, August 7, 2015 and November 6, 2015, respectively;

  3.
  our Current Reports on Form 8-K originally filed with the Commission on January 12, 2015, January 13, 2015 (as amended March 25, 2015), January 22, 2015, February 12, 2015, March 11, 2015, March 18, 2015, March 23, 2015, March 25, 2015, March 25, 2015, April 2, 2015, April 6, 2015, April 8, 2015, April 14, 2015, May 19, 2015, June 4, 2015, June 10, 2015, June 16, 2015, June 19, 2015, June 25, 2015, June 29, 2015, June 30, 2015, July 1, 2015, July 2, 2015, July 28, 2015, July 31, 2015, September 9, 2015, September 10, 2015, September 29, 2015, November 16, 2015, November 20, 2015, December 2, 2015, December 9, 2015, December 15, 2015 and January 7, 2016; and

  4.
  our Definitive Proxy Statement on Schedule 14A, which was filed with the Commission on April 28, 2015, to the extent incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Egalet Corporation
460 E. Swedesford Road
Suite 1050
Wayne, PA 19087
(610) 833-4200

$ 150,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

P R O S P E C T U S

                        , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses in connection with the issuance and distribution of an amount of up to $150,000,000 of our securities registered under this registration statement, other than any underwriting discounts and commissions. All amounts, except the SEC registration fee, are estimates.

SEC registration fee	$15,105
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Transfer agent and registrar fees and expenses	5,000
Stock exchange listing fees	5,000
Trustee fees and expenses	15,000
Printing, FINRA filing fee (if applicable, and miscellaneous expenses	60,000

Total	$250,105

Item 15.    Indemnification of Directors and Officers

        We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our Certificate of Incorporation and Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

  •
  transaction from which the director derives an improper personal benefit;

  •
  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or redemption of shares; or

  •
  breach of a director's duty of loyalty to the corporation or its stockholders

        Our Certificate of Incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

        As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

        At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.    Exhibits

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filing under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Document
1.1	*	Form of underwriting agreement

2.1	(1)	Asset Purchase Agreement, dated as of January 8, 2015, by and between Egalet US, Inc. and Luitpold Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Egalet Corporation's Form 10-K filed on March 16, 2015).

4.1		Third Amended and Restated Certificate of Incorporation of Egalet Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Egalet Corporation's Form 10-Q filed on August 7, 2015).

4.2		Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to Egalet Corporation's Form 8-K filed on February 11, 2014).

4.3		Specimen Certificate representing shares of Egalet Corporation's $0.001 par value Common Stock (incorporated by reference to Exhibit 4.1 to Egalet Corporation's Form S-1/A filed on December 4, 2013).

4.4	*	Form of certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate.

4.5	*	Form of warrant agreement.

Exhibit Number		Document
4.6	*	Form of warrant certificate.

4.7		Form of indenture to be entered into between registrant and a trustee acceptable to the registrant.

4.8	*	Form of debt security.

4.9	*	Form of rights certificate.

4.10	*	Form of unit agreement.

4.11	*	Form of unit certificate.

4.12		Registration Rights Agreement, dated as of November 20, 2015, by and among Egalet Corporation and the stockholders party thereto (incorporated by reference to Exhibit 4.1 to Egalet Corporation's Form 8-K filed on November 27, 2015).

5.1		Opinion of Dechert LLP.

23.1		Consent of Grant Thornton LLP.

23.2		Consent of KPMG LLP.

23.3		Consent of Dechert LLP (included in its Opinion filed as Exhibit 5.1 hereto).

24.1		Powers of Attorney (included on signature page).

25.1	**	Statement of Eligibility of Trustee on Form T-1 under Trust Indenture Act of 1939.

*
To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

(1)
All exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (8)   The undersigned hereby undertakes that:

              (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

             (ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (9)   If and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, PA on the 3rd day of February, 2016.

EGALET CORPORATION
By:	/s/ ROBERT S. RADIE Robert S. Radie President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Radie and Stanley J. Musial, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT S. RADIE Robert S. Radie	President and Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2016
/s/ STANLEY J. MUSIAL Stanley J. Musial	Chief Financial Officer (Principal Financial Officer)	February 3, 2016
/s/ BARBARA CARLIN Barbara Carlin	Chief Accounting Officer (Principal Accounting Officer)	February 3, 2016
/s/ TIMOTHY P. WALBERT Timothy P. Walbert	Chairman of the Board	February 3, 2016

Signature	Title	Date

/s/ JEAN-FRANCOIS FORMELA Jean-Francois Formela	Director	February 3, 2016
/s/ GREGORY WEAVER Gregory Weaver	Director	February 3, 2016
/s/ NICHOLAS C. NICOLAIDES Nicholas C. Nicolaides	Director	February 3, 2016
/s/ JOHN E. OSBORN John E. Osborn	Director	February 3, 2016